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                                                                    EXHIBIT 32.1

                          LASERLOCK TECHNOLOGIES, INC.


                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



In connection with the Quarterly Report on Form 10-QSB for the period ended September 30, 2003 of LaserLock Technologies, Inc. (the "Company") as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Norman Gardner, Chief Executive Officer (principal executive officer) and principal financial officer of the Company, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

                  (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. Section 78m(a) or Section 78o(d)); and

                  (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.





November 14, 2003                             NORMAN GARDNER
                                              ----------------------------------
                                              Norman Gardner
                                              President and CEO
                                              (Principal executive officer and
                                              principal financial officer)



Explanatory Note:       The same individual serves as Chief Executive Officer
                        (principal executive officer) and principal financial officer. Accordingly, there are no other individuals who are "other certifying officers" referred to in this certification.